Exhibit 99.1

News Release

NASDAQ: MRTX

MIRATI THERAPEUTICS REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

Key Strategic Changes Accomplished in Q2

San Diego, California, August 12, 2013 — Mirati Therapeutics, Inc. (“Mirati”) (NASDAQ: MRTX) today reported financial results for the second quarter and first six months ended June 30, 2013.

Corporate Highlights

•                  During the quarter progress was made on objectives in all clinical development programs: optimized formulations of MGCD265 designed to maximize exposures were moved forward toward the clinic; IND enabling work was initiated on MGCD516, on target to initiate Phase I trials in early 2014; and significant progress was made towards a refined path forward for the clinical development of mocetinostat (MGCD0103).

•                  On June 28, 2013 the arrangement agreement (“Arrangement”) between Mirati and MethylGene Inc. was completed in which MethylGene became a wholly-owned subsidiary of Mirati, a Delaware corporation.

•                  On July 15, 2013 Mirati’s common stock began trading on the NASDAQ under the ticker symbol MRTX.

“During the first half 2013, we have transformed the company by building a world-class management team and focusing on our three molecularly targeted oncology programs in clinical development.  We are focused on execution of our development strategy in order to reach key milestones in 2013 and 2014,” said Dr. Charles Baum, President and CEO.

Second Quarter and First Six Months 2013 Financial Results

The Company’s financial statements for the period ended June 30, 2013 have been prepared in accordance with U.S. generally accepted accounting principles.

Net research and development expenditures for the second quarter of 2013 were $4.5 million, $858,000 higher than the second quarter of 2012. Increases were primarily due to costs relating to the ongoing formulation development for MGCD265 as well as costs associated with preparations for a potential mocetinostat study and an Investigational New Drug application for MGCD516. Increases were partially offset by reduced costs for the

MGCD290 program which we are no longer actively pursuing internally, and increased investment tax credits due to a higher level of investment in research and development activities. Net research and development expenditures were $10.0 million for the first six months of 2013, compared to $5.9 million for the same period in 2012. Increases were primarily due to the factors listed above as well as costs associated with management changes implemented in the first quarter of 2013 and a reduction in investment tax credits versus the prior year. General and administrative expenses in the second quarter of 2013 were $2.4 million, $1.3 million higher than in the second quarter of 2012. General and administrative expenses were $4.9 million in the first six months, compared to $2.3 million for the same period in 2012. The increase is due primarily to costs incurred in connection with the Arrangement and NASDAQ listing as well as costs associated with management changes implemented in the first and second quarters of 2013.

There was a loss of $1.1 million in other (expense)/income in the second quarter of 2013 compared to income of $70,000 for the same period in 2012. The loss in 2013 is primarily reflected in a foreign exchange loss of $754,000, as well as a loss of $385,000 due to the change in fair value of our warrant liability. In the first six months of 2013 there was net income of $2.7 million compared to $138,000 for the same period in 2012. The increase primarily reflects a gain of $4.0 million from the change in fair value of our warrant liability, partially offset by a foreign exchange loss of $1.4 million. Foreign exchange losses in 2013 were primarily due to the transition to the U.S. dollar as the functional currency, effective January 1, 2013.

The net loss and comprehensive loss for the second quarter ended June 30, 2013 was $8.0 million, or ($0.81) per share, compared to a net loss and comprehensive loss of $4.7 million, or ($0.73) per share, for the same period last year. The net loss and comprehensive loss for the first six months of 2013 was $12.2 million, or ($1.23) per share, compared to a net loss and comprehensive loss of $8.0 million, or ($1.26) per share, for the same period in 2012.

Cash, cash equivalents, marketable securities and restricted cash totaled $20.6 million as at June 30, 2013 compared to $37.4 million on December 31, 2012. The Company believes it has sufficient financial resources to carry forward its current clinical development and operating plans into the second quarter of 2014.

About Mirati Therapeutics

Mirati Therapeutics is a publicly-traded biopharmaceutical company engaged in the development of novel therapeutics for the treatment of cancer patients. Our clinical development programs are focused on treating patients selected for tumors that are dependent on defined targets in order to most effectively address unmet patient needs. MGCD265 is a multi-targeted small molecule kinase inhibitor for treatment of oncology patients with solid tumors. MGCD265 is a highly selective and potent inhibitor of key pathways that drive tumor growth and spread. We are evaluating mocetinostat, a spectrum-selective HDAC inhibitor, for the treatment of patients with hematologic malignancies. Mocetinostat has demonstrated promising clinical activity in patients with myelodysplastic syndrome or lymphoma. In addition, MGCD516 is a unique kinase inhibitor with a distinct target profile that will begin Phase I studies to evaluate its potential for the treatment of patients with non-small cell lung cancer and other solid tumors. Mirati Therapeutics shares are traded on the NASDAQ (symbol “MRTX”).

Investor Relations Contact:

Mirati Therapeutics Inc.
Mark J. Gergen
Executive Vice President & COO
Phone: 858-332-3410

Tracey Rowlands, Ph.D.
Director of Investor Relations and Business
Development
Phone: 514-337-3333 ext. 512

ir@mirati.com
www.mirati.com

Michael Wood Managing Director LifeSci Advisors Phone:646-597-6983 mwood@lifesciadvisors.com www.lifesciadvisors.com

Notice to Investors

This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.

Forward Looking Statements

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may”, “would”, “believe”, “intend”, “plan”, “anticipate”, “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements regarding the intended effects of Mirati’s restructuring steps and Mirati’s ability to advance its pipeline and deliver shareholder value.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, assumptions and uncertainties, many of which are beyond our control, and the effects of which can be difficult to predict. These risks include those inherent in drug development, whether Mirati will be able to obtain financing when needed or on favourable terms, and other risks described in Mirati’s filings with the Securities and Exchange Commission.  In evaluating any forward-looking statements in this release, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

MIRATI THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$9,740	$18,403
Marketable securities	10,516	18,580
Restricted cash equivalents and marketable securities	285	302
Interest and other receivables	108	507
Other current assets	1,787	1,537
Total current assets	22,436	39,329

Security deposits	101	67
Restricted cash equivalents and marketable securities	78	72
Property and equipment, net	425	333
Total assets	$23,040	$39,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	4,516	5,272
Current portion of other liability	68	68
Warrant liability	12,208	—
Total current liabilities	16,792	5,340

Other liability	11	45
Total liabilities	16,803	5,385

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued and outstanding at both June 30, 2013 and December 31, 2012	—	—
Common stock, $0.001 par value; 100,000,000 authorized; 9,957,725 issued and outstanding at both June 30, 2013 and December 31, 2012	10	10
Warrants	—	11,153
Additional paid-in capital	154,469	154,224
Accumulated other comprehensive income	9,520	9,520
Accumulated deficit	(157,762)	(140,491)
Total stockholders’ equity	6,237	34,416
Total liabilities and stockholders’ equity	$23,040	$39,801

MIRATI THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands except for share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Expenses
Research and development, net	$4,510	$3,652	$9,985	$5,856
General and administrative	2,382	1,082	4,906	2,302
Total operating expenses	6,892	4,734	14,891	8,158
Loss from operations	(6,892)	(4,734)	(14,891)	(8,158)
Other (expense) income, net	(1,079)	70	2,722	138
Loss before income taxes	(7,971)	(4,664)	(12,169)	(8,020)
Income tax expense	41	13	60	13
Net loss and comprehensive loss	$(8,012)	$(4,677)	$(12,229)	$(8,033)
Basic and diluted net loss per share	$(0.81)	$(0.73)	$(1.23)	$(1.26)
Weighted average number of shares used in computing net loss per share, basic and diluted	9,957,725	6,358,266	9,957,725	6,358,266